UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2016

Immunomedics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12104	61-1009366
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

300 American Road, Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01.   Other Events

On May 6, 2016, Dr. Francois E. Wilhelm resigned from his position as Chief Medical Officer of Immunomedics, Inc., a Delaware corporation (the “Company”), effective May 13, 2016.

On May 9, 2016, the Company appointed Dr. William A. Wegener, most recently Senior Vice President, Clinical Research of the Company, as Chief Medical Officer. Dr. Wegener joined the Company as Executive Director of Clinical Research in 1997, and was promoted to Vice President, Clinical Research, in 1999, and Senior Vice President, Clinical Research, in 2008. Prior to joining the Company, Dr. Wegener served as Medical Director and Director of New Imaging Technologies for Bio-Imaging Technologies in West Trenton, New Jersey, and as Assistant Director, Cardiology for Centocor in Malvern, Pennsylvania. He has served as a consultant to the Company as well as other biotechnology companies. Since joining the Company in 1997, Dr. Wegener has worked closely with Dr. David M. Goldenberg, who was formerly Chief Medical Officer, in the development of various clinical trials conducted by the Company, including its current studies with its antibody-drug conjugates, sacituzumab govitecan (IMMU-132) and labetuzumab govitecan (IMMU-130), as well as IMMU-114, milatuzumab, veltuzumab, and epratuzumab.

Dr. Wegener received a B.S. in physics from Rensselaer Polytechnic Institute, Troy, New York, and a Ph.D. in biophysics from the University of Texas Health Science Center at Dallas, Texas, with post-doctoral training in the Department of Medical Biophysics at the Karolinska Institute, Stockholm, Sweden. He received an M.D. from the University of Miami Medical School, Miami, Florida. Dr. Wegener completed postgraduate training at the Hospital of the University of Pennsylvania and other Philadelphia hospitals, and is board certified in Nuclear Medicine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

	By:	/s/ Cynthia L. Sullivan
	Name:	Cynthia L. Sullivan
	Title:	President and Chief Executive Officer

Date: May 11, 2016